UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

URS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor

San Francisco, California 94111-2728

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)

On December 19, 2013, we entered into a Second Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty (the “Amendment”), with some of our foreign subsidiaries as borrowers, some of our domestic subsidiaries as guarantors, a syndicate of lenders and Wells Fargo Bank, National Association, as administrative agent, swing line lender and an L/C issuer. The Amendment amends our Credit Agreement, dated as of October 19, 2011, as amended by the first amendment dated as of May 23, 2013 (the “Credit Agreement”) by and among the Company, some of our foreign subsidiaries as borrowers, a syndicate of lenders party thereto, Bank of America, N.A., BNP Paribas, and Citibank, N.A., as syndication agents, Mizuho Corporate Bank, Ltd, as documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., and Citigroup Global Markets Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint book managers and Wells Fargo Bank, National Association as administrative agent for the lenders and our Subsidiary Guaranty, dated as of October 19, 2011 (the “Subsidiary Guaranty”).

The Amendment amends the Credit Agreement by (a) extending the maturity date of the credit facility by two years to December 19, 2018, (b) increasing the sublimit for alternative currency revolving loans from $400.0 million to $500.0 million, (c) establishing a $500.0 million sublimit for financial letters of credit, (d) adding an additional level to the pricing grid which now provides (i) for the per annum applicable margin for Eurocurrency rate borrowings on all loans and financial letters of credit to range from 1.125% to 2.00%, (ii) that the Eurocurrency rate for performance and commercial letters of credit will range from 0.70% to 1.20%, and (iii) that fees payable for unused portions of the revolving line of credit will range from 0.125% to 0.30%, in each case based on the better of our debt ratings and leverage ratio in accordance with the pricing grid, and (e) deleting any requirement to provide any Lien to secure obligations under the Credit Agreement. In addition, the existing amortization schedule was revised so that quarterly principal payments, commencing with the last Business Day of our fiscal year ending closest to December 31, 2014, are required in aggregate annual amounts expressed as a percentage of the original principal amount of the term loans as follows:

Last Business Day of the fiscal quarter or fiscal year ending closest to:	Percentage of the initial aggregate principal amount of the Term Facility
December 31, 2014 March 31, 2015 June 30, 2015 September 30, 2015	1.250%
December 31, 2015 March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016 March 31, 2017 June 30, 2017 September 30, 2017	1.875%
December 31, 2017 March 31, 2018 June 30, 2018 September 30, 2018	2.500%
Maturity Date of the Term Facility	All remaining outstanding amounts

The Amendment amends the Subsidiary Guaranty to provide for customary limitations on the guarantee of any hedge agreements by any guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, as amended.

Capitalized terms used herein and not otherwise defined have the meanings given in the Credit Agreement or the Subsidiary Guaranty, as applicable. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this report and is incorporated by reference into this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Second Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty dated as of December 19, 2013, entered into by and among URS Corporation, certain foreign subsidiaries party thereto as borrowers, certain domestic subsidiaries as guarantors, a syndicate of lenders party thereto and Wells Fargo Bank, National Association, administrative agent, swing line lender and an L/C issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: December 19, 2013	By:	/s/ Reed Brimhall
Reed Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Second Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty dated as of December 19, 2013, entered into by and among URS Corporation, certain foreign subsidiaries party thereto as borrowers, certain domestic subsidiaries as guarantors, a syndicate of lenders party thereto and Wells Fargo Bank, National Association, administrative agent, swing line lender and an L/C issuer.